Exhibit 99.1

FOR IMMEDIATE RELEASE:	November 9, 2020

MMA Capital Holdings Announces 2020 Third Quarter Results

BALTIMORE, November 9, 2020 / PRNewswire -- MMA Capital Holdings, Inc. (Nasdaq: MMAC) (“MMA Capital” or the “Company”) today reported financial results for the quarter ended September 30, 2020, including common shareholders’ equity (“Book Value”) of $277.6 million, or $47.74 per share.  The Company will file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 (the “Quarterly Report”), with the Securities and Exchange Commission (“SEC”) today and will host an investor call at 8:30 a.m. ET, Thursday, November 12, 2020.

Key results from the quarter include:

●	Book Value increased $3.1 million to $277.6 million
●	Book Value per share increased $0.50, or 1.1%, to $47.74 per share
●	Adjusted Book Value* increased $4.3 million to $221.5 million
●	Adjusted Book Value* per share increased $0.71, or 1.9%, to $38.08
●	Comprehensive income of $3.0 million was recognized, which consisted of $2.9 million of net income and $0.1 million of other comprehensive income
●	Net income from continuing operations before income taxes of $4.0 million, or $0.70 per share, was recognized.

Gary Mentesana, MMA Capital’s Interim Chief Executive Officer stated, “The third quarter was substantially focused on our renewable energy investment portfolio.  In that regard, we were able to largely execute our plan and realized an unlevered net return on investment from our renewable energy investments, as measured on a twelve-month trailing basis, of 11.1% through September 30, 2020.  Given the impact of COVID-19, we are pleased with these results and the relatively clean reporting quarter they represent.  Still, due to the current economic climate we continue to assess and manage the impact the pandemic has had and may have on our business.  As a result, we continue to focus on managing liquidity and utilizing a more conservative approach to portfolio management in these uncertain times.”

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* The Company defines Adjusted Book Value as Book Value excluding the carrying value of the Company’s deferred tax assets (“DTAs”).  Adjusted Book Value is a financial measure not calculated in accordance with generally accepted accounting principles (“non-GAAP”); reconciliations to their closest GAAP measures and the rationale for their use in analyzing our financial results can be found in this press release under the heading “Non-GAAP Financial Measures.”

Chief Executive Officer Update

The Company’s external manager is engaged in the process of selecting a permanent Chief Executive Officer for the Board’s consideration and approval.  We expect this process to conclude in the near future and to make an announcement at the appropriate time. We believe that we have appropriate management and leadership in place at this time given the external manager’s resources and with Gary Mentesana as Interim Chief Executive Officer.

Audit Committee Chair

The Board is pleased to announce that Lisa Kay, a board member for the past 3 years and previously to that the Chief Financial Officer of the Company, has been elected to chair the Company’s Audit Committee, effective with the filing of the Quarterly Report.  The Board has determined Ms. Kay meets all of the independence requirements of both Nasdaq and the Company’s guidelines and therefore will join each of the committees of the Board, in addition to Chair of the Audit Committee.  Francis Gallagher, Jr., Chairperson of the MMA Capital Board, stated “Lisa has been an invaluable resource for the Company for many years and with her strong background in audit matters and deep knowledge of the Company, she will bring that talent and presence to lead our Audit Committee.  We also want to thank outgoing Chairperson Fred Puddester for his continuing efforts with the Board and the strong leadership he brought to the committee following Steven Bloom’s retirement.”  Mr. Puddester will continue to be a member of the Audit Committee, as well as remaining Chairperson of the Compensation Committee.

Conference Call Information

The conference call with investors will be webcast.  All interested parties are welcome to join the live webcast, which can be accessed through the Company’s web site at www.mmacapitalholdings.com (refer to the Shareholder Relations tab of our website for more information).  Participants may also join the conference call by dialing toll free 1-888-346-6987 or 1-412-902-4268 for international participants and 1-855-669-9657 for Canadian participants.

For purposes of the conference call, the Company will reference select tables from Item 2 (Management’s Discussion & Analysis) of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

An archived replay of the event will be available one hour after the event through November 19, 2020, toll free at 1-877-344-7529, or 1-412-317-0088 for international participants and 1-855-669-9658 for Canadian participants (Passcode: 10149715).

About MMAC

MMA Capital Holdings, Inc. focuses on infrastructure-related investments that generate positive environmental and social impacts and deliver attractive risk-adjusted total returns to our shareholders, with an emphasis on debt associated with infrastructure including renewable energy projects. MMA Capital is externally managed and advised by Hunt Investment Management, LLC, an affiliate of Hunt Companies, Inc. For additional information about MMA Capital Holdings, Inc. (Nasdaq: MMAC), please visit MMA Capital’s website at www.mmacapitalholdings.com.  For additional information about Hunt Investment Management, LLC, please see its Form ADV and brochure (Part 2A of Form ADV) available at https://www.adviserinfo.sec.gov.

Source: MMA Capital Holdings, Inc.

Contact: Brooks Martin, Investor Relations, (855) 650-6932

Cautionary Statement Regarding Forward-Looking Statements

This Release contains forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the expected partial release of the valuation allowance, the impact of COVID-19 and other statements identified by words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or expressions and are made in connection with discussions of future events and operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this release regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this release, including the uncertain aspect of the novel strain of coronavirus pandemic known as COVID-19. For a discussion of certain of those risks and uncertainties and the factors that could cause our actual results to differ materially because of those risks and uncertainties, see Part I, Item 1A, Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by Part II, Item 1A, Risk Factors on Form 10-Q for the quarter ended September 30, 2020. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on forward-looking statements in this release or that we may make from time to time. We expressly disclaim any obligation to revise or update any forward-looking statements in this release, whether as a result of new information, future events or otherwise.

www.mmacapitalholdings.com

Non-GAAP Financial Measures

In this press release, the Company presents its financial condition and results of operations in the way it believes will be most meaningful and representative of its business results. Some of the measurements the Company uses are “non-GAAP financial measures” under Securities and Exchange Commission rules and regulations. We present certain non-GAAP financial measures that supplement the financial measures we disclose that are calculated under GAAP. Non-GAAP financial measures are those that include or exclude certain items that are otherwise excluded or included, respectively, from the most directly comparable measures calculated in accordance with GAAP. The non-GAAP financial measures that we disclose are not intended as a substitute for GAAP financial measures and may not be defined or calculated the same way as similar non-GAAP financial measures used by other companies.  The reconciliations of such measures to the most comparable GAAP measures in accordance with Regulation G are included in Table 1 below.

Adjusted Book Value represents Book Value reduced by the carrying value of the Company’s DTAs. We believe this measure is useful to investors in assessing the Company’s underlying fundamental performance and trends in our business because it eliminates potential volatility in results brought on by tax considerations in a given year. As a result, reporting upon, and measuring changes in, Adjusted Book Value enables for a better comparison of period-to-period operating performance.

Adjusted Book Value per common share represents Adjusted Book Value at the period end divided by the common shares outstanding at the period end.

Management intends to continually evaluate the usefulness, relevance, limitations and calculations of our reported non-GAAP performance measures to determine how best to provide relevant information to the public.

Table 1 provides reconciliations of the non-GAAP financial measures that are included in this press release to the most directly comparable GAAP financial measures.

Table 1:  Non-GAAP Reconciliations

	As of and for the period ended
	September 30	December 31
(in thousands, except per share data)	2020	2019
Reconciliation of Book Value to Adjusted Book Value
Book Value (total shareholders' equity), as reported	$277,618	$281,125
Less: DTAs, net	56,156	57,711
Adjusted Book Value	$221,462	$223,414

Common shares outstanding	5,815	5,805

Reconciliation of Book Value per share to Adjusted Book Value per share
Book Value (total shareholders' equity) per share, as reported	$47.74	$48.43
Less: DTAs, net per share	9.66	9.94
Adjusted Book Value per share	$38.08	$38.49